UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2026

Gain Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 24, 2026, Gain Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present. The matters voted on at the Annual Meeting were: (1) the election of seven directors, and (2) the ratification of the appointment of Ernst & Young AG as the Company’s independent registered public accounting firm. The final voting results were as follows:

1. The election of Gene Mack, Dov Goldstein, M.D., Hans Peter Hasler, Khalid Islam, Ph.D., Gwen Melincoff, Claude Nicaise, M.D., and Jeffrey Riley as directors to hold office for a term of one year, until their successors are duly elected and qualified or they are otherwise unable to complete their respective terms. The votes were cast for this matter were as follows:

Nominee	For	Withheld	Broker Non-Vote
Gene Mack	13,618,503	1,691,620	11,670,126
Dov Goldstein, M.D.	14,477,046	833,077	11,670,126
Hans Peter Hasler	13,517,744	1,792,379	11,670,126
Khalid Islam, Ph.D.	14,393,372	916,751	11,670,126
Gwen Melincoff	14,459,942	850,181	11,670,126
Claude Nicaise, M.D.	14,472,350	837,773	11,670,126
Jeffrey Riley	14,148,296	1,161,827	11,670,126

2. The proposal to ratify the appointment of Ernst & Young AG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved based upon the following votes:

For	Against	Abstain
25,865,468	1,074,319	40,462

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Date: June 25, 2026	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Executive Officer